Exhibit 10.1
AMENDMENT TO DIRECT DIGITAL HOLDINGS, INC.
2022 OMNIBUS INCENTIVE PLAN

This Amendment to the Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Direct Digital Holdings, Inc. (the “Company”), to be effective as of July 31, 2026.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein;

WHEREAS, pursuant to Section 17 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided such amendment must be subject to stockholder approval if necessary to comply with applicable exchange listing requirements;

WHEREAS, increasing the number of shares available for issuance under the Plan, as provided for this in Amendment, requires stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.Section 5(a) of the Plan is hereby amended in its entirety as follows:

Subject to Section 15, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan as of the Effective Date is 1,275,000 shares of Stock, all of which may be granted pursuant to Incentive Stock Options.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being an Amendment to the Plan, as adopted by the Board on June 8, 2026, and approved by the Company’s stockholders on July 31, 2026.